EXHIBIT 15

JOINT FILING AGREEMENT
AMONG
PANATONE FINVEST LIMITED,
TATA SONS LIMITED,
TATA INVESTMENT CORPORATION LIMITED,
THE TATA POWER COMPANY LIMITED,
THE TATA IRON AND STEEL COMPANY
AND
TATA INDUSTRIES LIMITED

     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the following: (i) the joint filing on behalf of each of them of a statement on Schedule 13D (including subsequent amendments thereto) with respect to the Equity Shares, par value Rs. 10 per share, of Videsh Sanchar Nigam Limited, a limited liability company organized under the laws of the Republic of India (the “Schedule 13D”), and (ii) the inclusion of this Joint Filing Agreement as an exhibit to such joint filing, provided that, as contemplated by Section 13d-1(k)(ii), no person shall be responsible for the completeness and accuracy of the information concerning the other person making the filing unless such person knows or has reason to know that such information is inaccurate. This Joint Filing Agreement replaces the joint filing agreement dated February 15, 2002 between Panatone Finvest Limited and Tata Sons Limited, which was previously filed as Exhibit 1 to the Schedule 13D on the same date.

     The Joint Filing Agreement may be executed in any number of counterparts all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of this 25th day of July, 2003.

PANATONE FINVEST LIMITED

By:	s/ S.H. Rajadhyaksha

Name: S.H. Rajadhyaksha
Title: Director

TATA SONS LIMITED

By:	s/ F.N. Subedar

Name: F.N. Subedar
Title: Senior Vice President, Finance

TATA INVESTMENT
CORPORATION LIMITED

By:	s/ M. J. Kotwal

Name: M. J. Kotwal
Title: Executive Director & Secretary

THE TATA POWER COMPANY
LIMITED

By:	s/ Amulya Charan

Name: Amulya Charan
Title: Vice President (Finance)

THE TATA IRON AND STEEL
COMPANY

By:	s/ J.C. Bham

Name: J.C. Bham
Title: Company Secretary

TATA INDUSTRIES LIMITED

By:	s/ S.H. Rajadhyaksha

Name: S.H. Rajadhyaksha
Title: Senior Vice President, Finance,
and Company Secretary

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